Exhibit 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

The Board of Directors
Pathmark Stores, Inc.
200 Milik Street
Carteret, New Jersey 07008

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated March 4, 2007, as Annex G to, and to the reference thereto under the caption “SUMMARY—Opinions of financial advisors” and “ADOPTION OF THE MERGER AGREEMENT (PATHMARK PROPOSAL 1)—THE MERGER—Opinion of Pathmark’s Financial Advisor” in, the Joint Proxy Statement relating to the proposed merger involving Pathmark Stores, Inc. and The Great Atlantic & Pacific Tea Company, Inc., which Joint Proxy Statement/Prospectus forms a part of the Registration Statement on Form S-4 of The Great Atlantic & Pacific Tea Company, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  /s/ CITIGROUP GLOBAL MARKETS INC.

CITIGROUP GLOBAL MARKETS INC.

May 23, 2007